UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): March 27, 2012 (March 21, 2012)

American Realty Capital Daily Net Asset Value Trust, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

333-169821	27-3441614
(Commission File Number)	(IRS Employer Identification No.)

405 Park Avenue, 15th Floor New York, New York 10022
(Address, including zip code, of Principal Executive Offices)

(212) 415-6500
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01.	Completion of Acquisition or Disposition of Assets.

On March 21, 2012, American Realty Capital Daily Net Asset Value Trust, Inc. (the “Company”) closed its acquisition of a fee-simple interest in a build-to-suit FedEx Freight distribution facility located in Chili, New York. The Company acquired the property though an indirect wholly owned subsidiary of its operating partnership. The seller of the property was SunCap Centres FE Rochester, LLC. The seller does not have a material relationship with the Company and the acquisition was not an affiliated transaction.

The Company funded the acquisition of the property with (a) a $9.7 million mortgage loan, (b) a $4.9 million mezzanine loan and (c) a $5.0 million bridge loan, each as described below in Item 2.03—Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The property contains 111,865 rentable square feet and is 100% leased to FedEx Freight, Inc., which is a wholly-owned subsidiary FedEx Corp. (NYSE: FDX).  The lease is guaranteed by FedEx Corp., which has an investment grade credit rating as determined by major credit rating agencies.  The original lease term is 15 years with 14.9 years currently remaining on the lease.  The lease contains fixed rental escalations of 2.5% every five years. The lease contains two renewals option of five years each.  The lease is net whereby the tenant is required to pay substantially all operating expenses, in addition to base rent.  The annualized rental income for the initial lease term is approximately $1.5 million, or $13.57 per rentable square foot.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

On March 21, 2012, in connection with the acquisition of the FedEx Freight distribution facility, the Company, through a wholly owned subsidiary of its operating partnership, entered into a loan agreement with Capital One, National Association (“Capital One”), under which the Company borrowed (i) approximately $9.7 million as a mortgage loan (the “Mortgage Loan”) and (ii) approximately $4.9 million as a mezzanine loan (the “Mezzanine Loan”), each secured by the property.

The Mortgage Loan bears interest at a floating rate, but, through an interest rate swap that the Company entered into with Capital One, pursuant to the terms of the loan, the loan bears interest at a per annum fixed rate of 3.99%. The Mortgage Loan matures in March 2017 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The Mortgage Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

The Mezzanine Loan bears interest at LIBOR plus 5.0%. The Mezzanine Loan matures in March 2013 and provides for monthly interest-only payments, with all principal outstanding being repaid on the maturity date. The Mezzanine Loan may be prepaid from time to time and at any time, in whole or in part, without premium or penalty.

On March 21, 2012, the Company entered into an unsecured $5.0 million bridge loan with an unaffiliated third party. The bridge loan bears a fixed interest rate of 8.0% per annum and matures in March 2012. The bridge loan has two one-year extension options. The bridge loan requires monthly interest payments with the principal balance due at maturity. The bridge loan may be repaid from time to time and at any time, in whole or in part, without premium or penalty. The Company is also required to pay an exit fee equal to 1% of the original loan amount upon final payment of the loan.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

As part of management’s ongoing effort to minimize potential conflicts of interests amongst American Realty Capital-sponsored net lease programs, which may compete with the Company for acquisition opportunities, Edward G. Rendell resigned as a member of the Board of Directors of the Company, effective March 27, 2012.  Mr. Rendell is expected to be appointed to the board of American Realty Capital Global Daily Net Asset Value Trust, Inc. (“GDNAV”), a non-traded, American Realty Capital-sponsored REIT, upon effectiveness of GDNAV’s Registration Statement filed with the Securities and Exchange Commission.

Simultaneous with Mr. Rendell’s resignation, the Board of Directors of the Company appointed Stanley Perla, effective March 27, 2012, as a member of the Board of Directors and Audit Committee in accordance with the terms of the Company’s Bylaws.

Mr. Perla, like the Company’s other independent directors, will participate in the Company’s compensation program for independent directors and the director incentive restricted share plan. The Company pays to each of its independent directors a retainer of $30,000 per year, plus $2,000 for each board or board committee meeting the director attends in person ($2,500 for attendance by the chairperson of the audit committee at each meeting of the audit committee), $750 for each meeting the director attends virtually and $1,500 for each meeting the director attends by telephone. If there is a meeting of the board and one or more committees in a single day, the fees will be limited to $2,500 per day ($3,000 for the chairperson of the audit committee if there is a meeting of such committee). Under the restricted share plan, Mr. Perla will be entitled to receive an award of 3,000 restricted shares of common stock upon joining the board and on the date of each annual stockholder’s meeting. Restricted stock issued to independent directors vest over a five-year period following the first anniversary of the date of grant in increments of 20% per annum

Item 9.01.	Financial Statements and Exhibits.

(a) Financial Statements of Business Acquired (Lessees)

Set forth in this Item 9.01(a) are summary financial statements of the lessor of the Fed Ex property described under Item 2.01 of this Current Report on Form 8-K. FedEx Corp. currently files its financial statements in reports filed with the U.S. Securities and Exchange Commission, and the following summary financial data regarding FedEx Corp., Inc. are taken from such filings:

		Year Ended
(Amounts in Millions)	Nine Months Ended February 29, 2012 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Statements of Operations Data
Revenues	$31,672	$39,304	$34,734	$35,497
Operating income	2,330	2,378	1,198	747
Net income	1,482	1,452	1,184	98

(Amounts in Millions)	February 29, 2012 (Unaudited)	May 31, 2011 (Audited)	May 31, 2010 (Audited)	May 31, 2009 (Audited)
Consolidated Condensed Balance Sheets
Total assets	$28,752	$27,385	$24,902	$24,244
Long-term debt	1,251	1,667	1,668	1,930
Total common stockholders’ investment	16,569	15,220	13,811	13,626

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERICAN REALTY CAPITAL DAILY NET ASSET VALUE TRUST, INC.

Date: March 27, 2012	By:	/s/ Nicholas S. Schorsch
		Name:	Nicholas S. Schorsch
		Title:	Chief Executive Officer and Chairman of the Board of Directors